UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  March 1, 2010

SHENGKAI INNOVATIONS, INC.
(Exact Name of Registrant as Specified in Charter)

Florida	001-34587	11-3737500
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

No. 27, Wang Gang Road, Jin Nan (Shuang Gang) Economic and Technology Development Area Tianjin, People’s Republic of China 300350
(Address of Principal Executive Offices)

Registrant's telephone number, including area code:  (86) 22-2858-8899

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective March 1, 2010, upon the recommendations of the Company’s Nomination and Compensation Committees, the Board of Directors of the Company appointed Mr. David Ming He as the Company’s chief financial officer.  There are no understandings or arrangements between Mr. He and any other person pursuant to which Mr. He was elected as an executive officer. Mr. He does not have any family relationship with any director, executive officer or person nominated or chosen by us to become a director or executive officer.

Effective March 1, 2010, Mr. He entered into an employment agreement with the Company to serve as the Company’s chief financial officer. Pursuant to the employment agreement, Mr. He’s initial term of office as the chief financial officer of the Company is one year and shall be continued on a year-to-year basis unless terminated by either party. For Mr. He’s service during his term of office, Mr. He shall receive an annual salary at the rate of US$120,000 and an option to purchase 221,125 shares of the Company’s common stock at an exercise price equivalent to the closing price per share of common stock on the date of the grant, which shall vest in one-third installments over three years.  The option may be exercised on a cashless basis.

Mr. He’s employment with the Company may be terminated by either party on no less than thirty days notice; provided that Mr. He’s employment may be terminated by either party, with or without cause, within the first three months of his term of office without notice, and thereafter may be terminated by either party, without notice, for cause or good reasons. In the event of disability, Mr. He’s employment may be terminated by the Company on no less than thirty days notice.

There is no transaction, since the beginning of the Company's last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant and the amount involved exceeds $120,000, and in which Mr. He had or will have a direct or indirect material interest.

Mr. He, age 39, served as chief financial officer of Equicap, Inc. (EQPI.OB) between January 2007 and February 2010. From October 2004 until January 2007, Mr. He served as the Senior Manager of SORL Auto Parts, Inc. (SORL) in charge of capital market, investor relations, SEC filings and corporate internal controls. In his two years with SORL, Mr. He guided SORL’s progress in US capital market from an OTC BB company to a NASDAQ Global Market listed company, and completed a $36 million US public offering in November 2006. From 1994 to 2001, Mr. He was a senior manager in corporate banking with Credit Agricole Indosuez (now Calyon) in Shanghai. Currently Mr. He also serves as an independent director and chairperson of the Audit Committee of China Gengsheng Minerals, Inc. (CHGS.OB). Mr. He holds designations of Chartered Financial Analyst and Illinois Certified Public Accountant. He received his Master of Science degree in Accountancy in 2004 and Master of Business Administration degree in Finance in 2003 from University of Illinois at Urbana-Champaign. He also received his Bachelor of Arts degree from Shanghai Institute of Foreign Trade in 1992.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Employment Agreement, dated February 25, 2010, by and between Shengkai Innovations, Inc. and Mr. David Mind He.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 1, 2010

SHENGKAI INNOVATIONS, INC.

By:	/s/Wang Chen
Wang Chen
Chief Executive Officer